UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2018

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2018, we increased the size of the Mondelēz International Board of Directors (the “Board”) from 13 to 14 members and appointed Debra A. Crew and Peter W. May to the Board, effective March 1, 2018. The Board has not yet determined to which committees it will appoint Ms. Crew and Mr. May. On February 12, 2018, Nelson Peltz resigned from the Board, effective March 1, 2018.

Ms. Crew and Mr. May will be included in our slate of nominees for election to the Board at the 2018 annual meeting of shareholders.

Ms. Crew and Mr. May will receive the same compensation and indemnification as our other non-employee directors. The compensation program is described in our Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 28, 2017. The form of indemnification agreement is an exhibit to our Annual Report on Form 10-K filed with the SEC on February 9, 2018.

There are no transactions between either Ms. Crew or Mr. May and us that would be reportable under Item 404(a) of Regulation S-K.

Neither Ms. Crew nor Mr. May was selected pursuant to any arrangement or understanding between her or him and any other person. Although Mr. Peltz and Mr. May are affiliated with Trian Fund Management, L.P. (“Trian”), Trian does not have a contractual or other right to nominate any individual to the Board.

A copy of our press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Mondelēz International, Inc. Press Release, dated February 13, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Carol J. Ward

Name:	Carol J. Ward
Title:	Vice President and Corporate Secretary

Date: February 13, 2018